Exhibit 10.7

                             FIRST AMENDMENT TO THE

                             IMS HEALTH INCORPORATED

                             RETIREMENT EXCESS PLAN


                        EFFECTIVE AS OF SEPTEMBER 1, 1999


      1. Section VII(a) of the IMS Health Incorporated Retirement Excess Plan (the "Plan") is hereby amended to read in its entirety as follows:

            "(a) The Company shall be the plan administrator (the "Plan Administrator") under the Plan and as such shall be responsible for the administration of the Plan , except that any action authorized to be taken by the Plan Administrator hereunder may also be taken by any committee or person(s) duly authorized by the Board of Directors of the Company or the duly authorized delegees of such duly authorized committee or person(s). The Plan Administrator shall have the authority to determine all questions arising in connection with the Plan, to interpret the provisions of the Plan and construe all of its terms, to adopt, amend, and rescind rules and regulations for the administration of the Plan, and generally to conduct and administer the Plan and to make all determinations in connection with the Plan as may be necessary or advisable. All such actions of the Plan Administrator shall be conclusive and binding upon all participants and beneficiaries."

      2. Section VII(b) of the Plan is hereby amended by deleting the first sentence thereof, and replacing it with the following:

            "(b) The Board of Directors of the Company may, in its sole discretion, terminate, suspend or amend this Plan at any time or from time to time, in whole or in part; PROVIDED, HOWEVER, that in the event of termination, the rights of participants to their accrued benefits hereunder shall be come nonforfeitable. Notwithstanding the foregoing, the Employee Benefits Committee of the Company may amend the Plan without the approval of the Board of Directors


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            of the Company with respect to amendments that such Committee determines do not have a significant effect on the cost of the Plan."

      3. Section IV(a) of the Plan is hereby amended by deleting therefrom the reference to the term "Committee" and replacing therefor the term "Plan Administrator".


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